UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 19, 2012, CorVel Corporation issued a press release to announce the Company entered into a pre-arranged stock trading plan on November 15, 2012 to spend up to $20 million to repurchase shares of its common stock commencing November 29, 2012 through February 25, 2013. A copy of the press release is furnished herewith as Exhibit No. 99.1.

The information contained in this report and in the exhibit attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 19, 2012, announcing the Company entered into a pre-arranged stock trading plan on November 15, 2012 to spend up to $20 million to repurchase shares of its common stock commencing November 29, 2012 through February 25, 2013. (furnished herewith but not filed pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION,
a Delaware corporation (Registrant)

Date: November 19, 2012	By:	/s/ V. Gordon Clemons
	Name:	V. Gordon Clemons
	Title:	Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 19, 2012, announcing the Company entered into a pre-arranged stock trading plan on November 15, 2012 to spend up to $20 million to repurchase shares of its common stock commencing November 29, 2012 through February 25, 2013. (furnished herewith but not filed pursuant to Item 7.01).